Exhibit 10.3

NET LEASE

between

TCP CAMPUS DRIVE, LLC

and

TECHNICAL CONSUMER PRODUCTS, INC.

NET LEASE

THIS NET LEASE (“Lease”), made and entered into this 16th day of June, 2006, between TCP CAMPUS DRIVE, LLC, a limited liability company, whose address is 300 Lena Drive, Aurora, Ohio 44202 (“Landlord”), and Technical Consumer Products, Inc., a Delaware corporation, 300 Lena Drive, Aurora, Ohio 44202 (“Tenant”), whose address is 300 Lena Drive, Aurora, Ohio 44202 (“Tenant”).

W I T N E S S E T H:

In consideration of the rent and other sums to be paid and of the covenants and agreements to be kept and performed by Tenant and subject to all covenants, conditions and restrictions and agreements of record, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described real estate (which real estate, together with all buildings and other improvements now or hereafter located thereon are hereinafter called the “Premises”), situated in the City of Aurora, in the County of Portage, and in the State of Ohio, more particularly described as set forth in Exhibit A, annexed hereto and incorporated herein by reference, for a term of fifteen (15) years, beginning on the “Commencement Date” defined below, and ending on the last day of the fifteenth (15th) year, unless sooner terminated as provided for in this Lease.

1. Commencement Date and Construction.

(a) Landlord and Tenant have agreed upon the construction of the Building and other improvements to be located on the Premises including, but not limited to, building size, utility locations, site improvements, parking and access drives, signage, interior building improvements, finish work and all other installations to be undertaken by Landlord. Landlord and Tenant have reviewed and agreed upon the plans and specifications with respect to the same as well as a project budget, Lender financing and timing issues. Landlord shall be responsible for undertaking and supervising all construction and may, within its discretion, do all things and undertake all actions with respect to such construction including, but not limited to, the engaging of contractors and laborers and the purchasing of materials, all in accordance with the agreed upon plans and specifications as same may be modified from time to time.

(b) The term of this Lease shall commence (the “Commencement Date”) on the date that construction of the Building and improvements to be located on the Premises has been substantially completed and the Premises is delivered to Tenant for Tenant’s use and occupancy. The Commencement Date shall be confirmed by a certificate or other writing entered into by Landlord and Tenant confirming such Commencement Date.

2. Rent, Taxes and Utility Payments. Tenant shall pay rent without setoff, demand or notice to Landlord at, or at such other place as Landlord may, in writing, from time to time require, during the term hereof as follows;

(a) Base Rent. Not later than the Commencement Date, Landlord shall provide Tenant with a breakdown of the costs and expenses (including both “hard” costs and “soft” costs) associated with the land acquisition, construction, completion and financing/carry costs of the Premises. Such breakdown shall contain such detail and shall be supported by such data including invoices, bills, receipts, copies of contracts, etc. reasonably required by Tenant to verify such costs and expenses. The Base Rent to be paid by Tenant to Landlord hereunder shall be calculated and determined in accordance with the foregoing so that all costs and expenses referred to above shall be annualized and incurred and paid for by Tenant in monthly installments. The Basic Rent shall, from time to time, be adjusted to reflect any differences resulting from or with respect to the financing of the Premises by Landlord.

(b) Additional Rent. Tenant shall pay to Landlord all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are otherwise referred to as additional rent or rental.

(c) Obligations Not Affected.

(i) Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Tenant’s use of the Premises, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title or otherwise, or Tenant’s acquisition of ownership of the Premises, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the base rent, percentage rent, and all other rents and charges payable hereunder to or on behalf of Landlord, shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

(ii) Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

(iii) Tenant waives all rights now or hereafter conferred by law (A) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (B) to any abatement, suspension, deferment or reduction of the base rent, percentage rent or any other sums payable hereunder to or on behalf of Landlord, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

(d) Tenant shall, during the term of this Lease, as additional rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary (“Taxes”), and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of federal, state, county, town and city governments and of all other governmental authorities whatsoever and all sewer rents and charges for water, steam, heat, gas, hot water, electricity, light and power, and other service or services, furnished to the Premises or the occupants thereof during the term of this Lease (“Utility Expenses”).

(e) To the extent that the same may be permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments, and upon such conversion Tenant shall pay and discharge punctually said installments as they shall be come due and payable during the term of this Lease. Landlord agrees to permit the application for the forgoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents requested by Tenant to accomplish the foregoing result.

(f) Tenant shall be deemed to have complied with the covenants of this Paragraph 2 if payment of such Taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest or before the same shall become a lien upon the Premises, and Tenant shall produce and exhibit to Landlord satisfactory evidence of such payment, if Landlord shall demand the same in writing.

(g) All such Taxes, including assessments which have been converted into installments as set forth above, which shall become payable during each of the calendar or fiscal tax years, as the case may be, in which the term of this Lease terminates, shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which such term shall be in effect.

(h) Tenant or its designees shall have the right to contest or review all such Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and free of any expense to Landlord, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing). Notwithstanding the foregoing, Tenant shall promptly pay all such Taxes if at any time the Premises or any part thereof shall then be immediately subject to forfeiture, or if Tenant shall be subject to any criminal liability, arising out of the nonpayment thereof.

(i) The legal proceedings referred to in the preceding paragraph shall include appropriate certiorari proceedings and appeals from orders therein and appeals from any judgments, decrees or orders. In the event of any reduction, cancellation or discharge, Lessee shall pay the amount finally levied or assessed against the Premises or adjudicated to be due and payable on any such contested Taxes.

(j) Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord, Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) for separate tax assessments for such portions of the Premises as Tenant shall at any time, and from time to time, designate. Landlord hereby agrees upon request of Tenant to execute such instruments and to give Tenant such assistance in connection with such applications as shall be required by Tenant.

(k) Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns.

(l) Tenant shall be responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed against (i) the income or gross receipts of Tenant and/or (ii) any leasehold interest or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises.

(m) Tenant shall indemnify and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands, including attorneys’ fees, as a result of a lien being imposed upon the Premises by virtue of Tenant’s failure to pay all or any part of Taxes or Utility Expenses.

3. Use of Premises and Conditions on Use.

Tenant shall use the Premises for corporate offices and distribution center, and for no other uses or purposes whatsoever. Tenant shall procure, at its sole cost and expense, any permits and/or licenses required for the transaction of Tenant’s business in the Premises.

4. Repairs and Maintenance of Premises.

(a) Landlord shall not be liable for any repairs or replacements of any kind or nature whatsoever with respect to the Premises or to any appurtenances thereof, such non-liability to extend, but not by way of limitation, to the structural portion of the exterior or interior of the building comprised in the Premises, the roof thereon, the fixtures, pipes and appliances thereof, the parking and landscaped area surrounding said building and the driveways and all utility lines serving the Premises.

(b) Tenant shall make any and all repairs and replacements to the interior and exterior of the Premises of every kind, nature and description, ordinary and extraordinary, structural or nonstructural, including, but not limited to, all repairs and modifications required by public authority, and all repairs and replacements to and periodic maintenance of the air conditioning, heating, ventilating, plumbing and electrical systems, to paved and landscaped areas, parking areas and driveways adjoining or appurtenant to the Premises, to underground pipes and storage tanks and all docks, conveyors, fire extinguishers and building appliances of every kind. Tenant shall keep all waste and drain pipes open. All repairs and replacements shall be in quality and class at least equal to the original work. Tenant shall keep the Premises in good repair and safe and serviceable condition. At the termination of this Lease, Tenant shall redeliver the Premises to Landlord in as good condition as same were at the commencement of the term (or as same may thereafter have been put by Landlord or Tenant), excepting only for reasonable use and ordinary wear and tear, consistent with Tenant’s maintenance and repair obligations above set forth and damage by fire or other casualty if this Lease is terminated pursuant to Paragraph 19 hereof. Tenant’s obligation in making such repairs or replacements shall survive the expiration or termination of this Lease.

(c) On default of Tenant in making any repairs or replacements required to be made by Tenant hereunder or in maintaining the Premises, Landlord may, but shall not be required to make such repairs or replacements or to maintain the Premises for the Tenant’s account, and the expense thereof shall constitute and be collectible as additional rent, payable by Tenant on demand, or, at Landlord’s election, together with the next installment of rent due hereunder, and all sums not paid where due shall bear interest as the Default Rate from the date of payment by Landlord until paid by Tenant.

5. Requirements of Public Authority.

(a) During the term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county, town, village and city governments and of all other governmental authorities affecting the Premises or appurtenances thereto or any part thereof whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Paragraph 5.

(b) Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to Landlord, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in subparagraph (a) above and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance therewith until the final determination of such proceeding.

(c) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with Tenant in such contest.

6. Nuisance and Care. Tenant shall use and occupy the Premises so that no other occupant of any adjoining property will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Tenant shall take good care of the Premises and of the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances) or which may be dangerous to life, limb or property, or which will suffer or permit the Premises or any part thereof to be used in any manner which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Premises, or which will impair or interfere with any of the services performed by Landlord for the Premises.

7. Signs. Tenant may erect (or permit or cause to be erected) upon the Premises only such signs as shall be (a) in accordance with any restriction of record or applicable regulations of any governmental agency having jurisdiction and (b) approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall erect such signs in such manner as to cause no permanent damage to the Premises and shall maintain such signs in a good, safe and sightly condition at all times. At the end of the term, Tenant shall remove such signs and repair all damage caused by the installation, maintenance and/or removal of such signs to the reasonable satisfaction of Landlord.

8. Alterations. Additions and Improvements. Tenant shall make no structural alterations, additions or improvements in or to the Premises without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant may make non-structural additions or improvements in or to the Premises without the prior approval of Landlord so long as all such additions or improvements are made in accordance with all applicable laws and governmental rules and regulations and further provided that such additions or improvements do not and will not cause the termination, suspension or revocation of any insurance coverage required hereunder. All costs and expenses of such additions and improvements shall be the sole responsibility of Tenant and all work shall be undertaken in a “lien-free” manner. All alterations, additions or improvements, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, but excluding removable trade fixtures, in or upon the Premises, whether placed there by Landlord or Tenant, shall become Landlord’s property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said alterations, additions or improvements in or upon the Premises made by Tenant may be removed by Tenant at the termination of this Lease. If Landlord requests such removal, Tenant shall, at its own cost and expense, remove the same prior to the end of the term and shall repair all damage to the Premises caused by such removal. If Tenant does not remove any alterations, additions or improvements when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair, together with interest at the Default Rate, immediately upon demand therefor by Landlord. Tenant’s obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

9. Liability for Personal Injury or Property Damage.

(a) Landlord shall not be liable for, and Tenant hereby waives all claims for, any and all damage or loss to fixtures, equipment, merchandise or other property of Tenant and of Tenant’s servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises, nor for injury or death to any person, occurring in, upon or about the Premises resulting from any cause whatever, including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and of Tenant’s servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises).

(b) Tenant covenants and agrees that it will protect, indemnify and save and keep Landlord, its agents, servants, employees, officers and directors forever harmless against and from any penalty, damages, charges or costs imposed or resulting from any violation of any law, order of governmental agency or ordinance, whether occasioned by the neglect of Tenant or those holding under Tenant, and that

Tenant will at all times protect, indemnify and save and keep harmless Landlord, its agents, servants, employees, officers and directors against and from all claims, losses, costs, damages or expenses, including attorneys’ fees, arising out of or from any accident or other occurrence on or about the Premises causing injury to any person or property whomsoever or whatsoever, and will protect, indemnify, save and keep harmless Landlord, its agents, servants, employees, officers and directors against and from any and all claims, losses, costs, damages or expenses, including attorneys’ fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises by Tenant or any one claiming by, through or under Tenant.

10. Liability and Casualty Insurance.

(a) Tenant agrees that, at its own cost and expense, it will procure and continue in force, in the names of Landlord, Landlord’s mortgagee(s) and Tenant, as their interests may appear, general liability insurance coverage against injuries to persons occurring in, upon or about the Premises, including all damage from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the Premises during the term of this Lease, such insurance at all times to be in an amount of not less than                     Million Dollars ($                     ) for injury to any one person, and not less than                     Million Dollars ($                     ) for injuries to more than one (1) person in one (1) accident, and                     Million Dollars ($                    ) for injury to property. Such insurance shall be written with a company or companies authorized to engage in the business of general liability insurance in the state in which the Premises are located, and there shall be delivered to Landlord customary insurance certification evidencing such paid-up insurance and copies of the policies. Such insurance shall further provide that the same may not be cancelled, terminated or modified unless the insurer gives Landlord and Landlord’s mortgagee(s) at least fifteen (15) days’ prior written notice thereof.

(b) Tenant shall carry and pay for, for the account of Landlord during the entire term of this Lease, and any renewals and extensions thereof, the following types of insurance:

(i) Insurance in an amount not less than                    percent (        %) of the replacement value of the building and other improvements now or at any time hereafter situated on the Premises (with carriers approved by Landlord, which approval shall not be unreasonably withheld), against loss or damage by fire, lightning, such perils as are now or hereafter may be comprehended within the term “extended coverage” and vandalism and malicious mischief, or if the building is equipped with automatic sprinklers and plumbing eligible for “Superior Form” of policy as issued by the Sprinklered Risk Associations, against loss or damage by fire and such other perils as are included in such “Superior Form”, together with a “Riot and Vandalism” endorsement and together with the “Agreed Amount Clause” and “Replacement Cost Endorsement,” if the same are then available. Said replacement value shall be determined at the instance of Landlord not more frequently than at annual intervals by an architect, contractor, appraiser, appraisal company, one of the insurers selected by Landlord, or by agreement of the parties; provided the method is approved by the insurers, and shall exclude such values as are not insured by the standard fire insurance policy, viz, excavation, underground foundations and piping and architects’ fees, and the amount of the insurance shall be adjusted accordingly.

(ii) Tenant shall obtain at Landlord’s request, Rent insurance (unless the risk covered by such insurance is included in Tenant’s business interruption insurance satisfactory to Landlord), to the extent obtainable from insurers of recognized responsibility, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (i) above in an amount equal to one (1) year’s requirement of base rent, the estimated amounts payable by Tenant for utilities and services as provided in Paragraph 2, and insurance premiums as provided in this Paragraph 10.

(iii) Workers’ Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

(c) All such policies of insurance shall be in the name of Landlord and Tenant with a loss payable clause in favor of such holder of a first mortgage on the Premises as Landlord may direct. It shall be the duty of Tenant to insure in its own name all improvements and betterments as shall be installed at Tenant’s expense which remain property of Tenant.

(d) All insurance proceeds shall be paid to and held by Landlord, as Trustee, and shall be disbursed by such Trustee to Tenant from time to time as work progresses for Tenant’s use in rehabilitating or reconstructing or repairing any destroyed portion of the Premises, provided Tenant is not in default in the payment of rent and there exists no other uncured default or defaults on the part of Tenant; that plans, specifications, names of contractors, copies of contracts, necessary permits and indemnifications against liens, costs, damages and expenses of all kinds are submitted to and approved by Landlord, as provided in Paragraph 8 hereof, which approval shall not be unreasonably withheld or delayed, and it is thereupon evident that the destroyed portion of the Premises can be rehabilitated or reconstructed or repaired for the amount of the insurance moneys collected or to be collected from the insurance companies insuring against the casualty involved in such a manner as to place the Premises in at least as good condition as the property was before the occurrence of the casualty. In the event that such insurance moneys are inadequate for the purposes aforesaid, then Tenant shall deposit or shall cause to be deposited with the Trustee sufficient funds to make up the difference between the insurance moneys available or to be available and the actual cost of rehabilitation, repair or reconstruction, plus any amount required to cure any default under this Lease. Landlord and Tenant shall cooperate fully in order that there shall be no unreasonable delays in commencement of any of such work.

(i) In the event that Tenant is in default in the payment of rent or in the performance or observance of any other terms, conditions or covenants contained in this Lease, Landlord, at its option, may immediately apply any such insurance moneys to correct such defaults and Tenant hereby waives any rights that it may have to said insurance moneys for the purposes hereinabove set forth.

(ii) If the rehabilitation, reconstruction or repair of the Premises is completed in accordance with the terms hereof for an amount of money less than the insurance moneys available and provided that Tenant is not in default hereunder, Tenant shall have the right to receive the excess of any such insurance moneys.

Any fees charged by the said Trustee pursuant to the provisions of this Paragraph 10 shall be borne solely by Tenant.

(e) All insurance certifications referred to in this Paragraph 10 are to be provided by Tenant, and shall be for a period of not less than one (1) year, it being understood and agreed that thirty (30) days prior to the expiration of any policy of insurance Tenant will deliver to Landlord a renewal or new policy to take the place of the policy expiring, with the further agreement that, should Tenant fail to furnish policies as is provided in this Lease, and at the times herein provided, Landlord may obtain such insurance and the premiums on such, together with interest at the Default Rate, insurance shall be deemed additional rent to be paid by Tenant unto Landlord upon demand.

11. Condition of Premises. Except as otherwise agreed to in writing, Tenant’s taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession.

12. Entrance and Inspection. Tenant shall permit Landlord and Landlord’s authorized servants, agents, employees, and contractors to enter the Premises and any buildings or other improvements now or hereafter located on and forming a part of the Premises, at all reasonable times for the purpose of examining the Premises to verify Tenant’s compliance with all of the terms, covenants, obligations and conditions of this Lease, and for the purpose of exercising any rights with respect to the Premises which Landlord may exercise in the event of default by Tenant.

13. Prohibition on Assignment.

(a) Tenant shall not have the right to transfer, encumber, pledge, mortgage or assign this Lease or sublet the Premises, in whole or in part, or permit the same to be occupied or used by any other person or entity without receiving Landlord’s prior written consent, which consent may be arbitrarily withheld. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. Any transfer, encumbrance, pledge, mortgage, assignment, subletting or other transfer, even with the consent of Landlord, shall not relieve Tenant from its primary liability for the payment of rent and other charges or from its primary obligation to keep and be bound by the terms, conditions and covenants of this Lease. No consent of Landlord to a particular assignment or subletting shall be deemed a consent to further assignments or subletting.

(b) Upon the occurrence of an event of “default” as set forth in Paragraph 18 hereof, if all or any part of the Premises are then assigned, sublet, transferred or occupied by someone other than Tenant, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at Landlord’s option, collect directly from the assignee, subtenant, transferee or occupant, all rents becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the performance of its obligations under this Lease.

(c) Any sublease shall contain a provision whereby the subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of compliance by each such subtenant. Any sublease shall also contain a provision that, in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord’s option, attorn to Landlord as if Landlord was the lessor under this sublease.

14. Mechanic’s Liens.

(a) If, because of any act or omission of Tenant, any mechanic’s lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within sixty (60) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands on account thereof.

(b) If Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid sixty (60) day period or satisfy such liens within thirty (30) days after any judgment in favor of such lien holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, together with interest thereon at the Default Rate, shall constitute additional rent payable by Tenant to Landlord.

15. Estoppel Certificates. Tenant shall, within ten (10) days after written request of Landlord, execute, acknowledge and deliver to Landlord or to Landlord’s mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Premises or any part thereof, any estoppel certificates requested by Landlord from time to time, which estoppel certificates shall state that this Lease is in full force and effect and whether any changes may have been made thereto, that the term of the Lease has commenced and that full rental is accruing; that there are no defaults by Landlord, and if there are, the nature of such defaults; that possession has been assumed and that all improvements to be provided by Landlord have been completed; the actual commencement date and expiration date of this Lease; that rent has not been paid more than thirty (30) days in advance; and that there are no liens, charges or offsets against rental due or to become due and that the address shown on such estoppel certificate is accurate; provided, however, that Tenant may make such modifications to such estoppel certificates as may be necessary to make such certificates true and accurate.

16. Holding Over. Any holding over after the expiration of the original term shall, at Landlord’s option, be from month to month at the monthly rental rate in effect immediately prior to the termination of this Lease multiplied by one hundred fifty percent (150%) for the time Tenant remains in possession, and no acceptance of rent by, or other act or statement whatsoever on the part of Landlord, or of any agent or employee of Landlord, in the absence of a writing signed by Landlord, shall be construed as an extension or as a consent for further occupancy (provided, however, that Landlord may, at any time during the continuance of such holding over, notify Tenant in writing that such holding over shall create a tenancy from year to year, such tenancy commencing on the day immediately following the expiration of the most recently expired term of this Lease, and ending one (1) year thereafter). Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession,

17. Condemnation.

(a) If all or substantially all of the Premises shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and all awards from such taking shall belong to Landlord and Tenant hereby assigns to Landlord all its right, title and interest to any such awards; provided, however, that Tenant reserves unto itself the right to prosecute, in a separate proceeding, any claim for any injury caused to trade fixtures and equipment or for moving expenses, but only if such award shall be in addition to the award for the land and the building (or portion thereof) containing the Premises.

(b) If less than all or substantially all of the Premises shall be taken and (i) the part so taken includes thirty percent (30%) or more of the building on the Premises, or (ii) the part so taken consists of thirty percent (30%) or more of the total parking area, or (iii) such part so taken results in completely cutting off direct access from the Premises to a public dedicated street or right of way, then, and in any such event, at any time either prior to or within a period of thirty (30) days after the date when possession of the Premises shall be acquired by the condemning authority, Tenant may elect to terminate this Lease. If Tenant elects to terminate this Lease as herein set forth, the entire award shall belong to Landlord as if the entire Premises had been taken.

(c) If this Lease is not terminated pursuant to the provisions of subparagraphs (a) or (b) above, then Tenant shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the Premises to the extent necessary to reconstitute the improvements thereon lien-free and in a good and workmanlike manner as a complete architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking; and Landlord shall make available to Tenant for such purpose such awards as Landlord actually receives, up to, but not to exceed, Tenant’s reasonable expenses incurred in so doing. If Tenant restores the Premises or any part thereof pursuant to this Paragraph 17, such restoration shall be governed by, and Landlord shall have the rights set forth in, Paragraph 8.

(d) In the event of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, Tenant shall retain any award or payment therefor, whether the same shall be paid or payable in respect of Tenant’s leasehold interest hereunder or otherwise; provided, however, that Tenant shall continue to pay base rent during the period of such temporary requisition.

(e) Landlord shall notify Tenant of any taking of the Premises contemplated by a public authority. No taking or temporary requisition shall constitute a breach of Landlord’s covenant of quiet enjoyment, nor shall rent abate if this Lease is not terminated.

18. Default.

(a) If (i) Tenant shall fail to pay when due any rent, or any other sums required to be paid hereunder by Tenant; or (ii) Tenant shall default in the performance or observance of any other agreement.

or condition on its part to be performed or observed, and Tenant shall fail to cure said default within thirty (30) days after receipt of written notice thereof by Landlord; or (iii) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (iv) a court shall enter an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under the present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Landlord believes in its reasonable judgment that the prospect of payment and/or performance of any of the terms, conditions and covenants of this Lease to be paid and/or performed by Tenant are about to be impaired; or (vi) Tenant fails to operate or closes its business upon the Premises for reasons other than fire or other casualty or condemnation for a period of thirty (30) consecutive days; or (vii) Tenant abandons or vacates the Premises then, and in any such event, Landlord, at any time thereafter, may, without further notice to Tenant, and, in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

(x) Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, by summary proceedings or otherwise, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(y) Landlord may reenter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof, alone or together with other Premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

(b) If this Lease is terminated by Landlord pursuant to this Paragraph 18, Tenant nevertheless shall remain liable for any rent, other sums required to be paid hereunder and damages which may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys’, brokers’ and other professional fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as “Termination Damages”) plus additional damages (the “Liquidated Damages”) which are hereby stipulated to be equal to the sum of (i) base rent and other sums required to be paid hereunder which, but for termination of this Lease, would have become due during the remainder of the term and (ii) an amount equal to the product of the highest annual percentage rent paid to Landlord during the three (3) Lease Years immediately preceding termination of the Lease multiplied by the number of Lease Years or fraction thereof remaining in the term of this Lease. Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Paragraph 18.

(c) If Landlord reenters and takes possession of the Premises pursuant to this Paragraph 18, without terminating this Lease, and relets the Premises or any part thereof, the net rentals from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys’, brokers’ and other professional fees, in renting the Premises or part thereof to others from time to time (including the cost and expense of making such improvements to the Premises as may be necessary, in Landlord’s sole discretion, to enable Landlord to relet same). The balance, if any, shall be applied by Landlord from time to time on account of the rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the term hereof for the final determination of Tenant’s account. Any balance remaining, however, after full payment and liquidation of Tenant’s account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord’s election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant’s favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.

(d) Upon the termination of this Lease or Tenant’s right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end the term or of Tenant’s right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

(e) Notwithstanding anything contained herein, if Landlord shall have given written notice of three (3) defaults in any calendar year, no further prior notice by Landlord shall be required in that same calendar year for Landlord to declare this Lease to be in default.

(f) Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord’s costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, plus interest at the Default Rate from the date of payment, which amount shall be deemed to be additional rental due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

(g) All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

19. Fire or Other Casualty.

(a) If a fire or other casualty destroys or damages all or any part of the Premises, or the building or other improvements located on and forming a part of the Premises, the rent shall not be abated, but Tenant shall continue to pay the rent and other sums herein stipulated to be paid as if such fire or other casualty had not occurred. In the event of such fire or other casualty, Tenant shall, with due diligence, at Tenant’s sole expense, promptly repair, rebuild and restore the Premises so that the Premises constitute an architecturally whole unit, the same as nearly possible as its condition immediately prior to such damage and destruction, which repair, rebuilding and restoration shall be governed by, and Landlord shall have the rights set forth in, Paragraph 8.

(b) If during the last three (3) years of the term hereof, sixty percent (60%) or more of the Premises, exclusive of excavations and foundations, is destroyed by fire or other casualty insured against,

either party shall have the right and option to terminate the within Lease in lieu of rebuilding; provided, however, that such option must be exercised within thirty (30) days after the occurrence of the fire or other casualty insured against by giving notice thereof to the other party. In the event of termination, Tenant shall assign to Landlord all its rights to the proceeds from any and all insurance covering the Premises and relating to such fire or other casualty insured against; and in addition thereto shall pay to Landlord the amount of any deductible and the amount of any deficiency by reason of Tenant’s failure to insure the Premises as required by Paragraph 10 hereof. During the period in which the parties shall have the option to terminate this Lease in lieu of rebuilding as above provided, Tenant shall continue to maintain all insurance required to be carried under the terms of Paragraph 10.

(c) Landlord, at any time during the term of this Lease, shall have the right at Landlord’s option to carry for its own account and at its expense “Replacement Insurance,” “Depreciation Insurance” or “Additional Coverage Insurance” over and above the fire and extended coverage insurance required to be carried by Tenant hereunder, provided that Landlord shall first advise Tenant of the same, and the proceeds from any such insurance carried by Landlord shall at all times be and become the property of the Landlord. Tenant shall fully cooperate with Landlord so that Landlord will be able to carry such “Replacement Insurance,” “Depreciation Insurance” or “Additional Coverage Insurance.”

20. For Sale Signs. Landlord and Landlord’s agents, employees or representatives may enter upon the Premises to place the usual “For Rent” or “For Sale” signs and to conduct interested parties through said Premises at reasonable hours during a nine (9) month period preceding the expiration of the term of this Lease.

21. Notices. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States mail, registered or certified, return receipt requested, postage fully prepaid (a) if for Tenant, addressed to Tenant as set forth above, Attention: President, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Landlord as set forth above, Attention: Manager, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for must be in writing to be valid. Notices shall be deemed to have been given if addressed and mailed as above provided on the date same were deposited in the United States mail.

22. Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises or any adjoining property, or in any manner growing out of or connected with Tenant’s use and occupation of the Premises, or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Paragraph 22 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained herein, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

23. Landlord’s Lien. As security for Tenant’s payment of rent, damages and all other payments required to be made by Tenant pursuant to this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rental, damage or other payments required to be made pursuant to this Lease, Landlord may enter upon the Premises, by force if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord pursuant to the terms of this Lease.

24. Uniform Commercial Code. To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws pertaining to “Landlord Liens,” this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are located and, Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the Premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code of the state in which the Premises are located to secure the payment to Landlord of the various amounts required to be paid by Landlord pursuant to the terms of this Lease. Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord’s security interest under this Lease or Landlord may file this Lease or memorandum of lease as a security agreement.

25. Subordination of Lease.

(a) Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages or deeds of trusts now existing upon or that may hereafter be placed upon the Premises and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trusts and land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgage or deed of trust, execute and deliver to Landlord within ten (10) days, any instrument that Landlord or such holder may reasonably request and Tenant hereby constitutes and appoint Landlord as Tenant’s attorney-in-fact to execute any such certificate for and on behalf of Tenant.

(b) If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the “Purchaser”) under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord under this Lease, and, at the option of the Purchaser, Tenant shall attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

26. Quiet Enjoyment. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder, as and when same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants, obligations and conditions of this Lease on Tenant’s part to be kept, observed and performed, Tenant (or anyone claiming under Tenant to the extent permitted in this Lease), shall be entitled to lawfully, peaceably and quietly hold and occupy the Premises during the term of said Lease, except by reason of regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant’s business operations.

27. Net Lease Interpretation. This Lease is intended to be a so-called “triple net” Lease insofar as Landlord is concerned, with Tenant to pay for all repairs, real estate taxes and assessments, insurance premiums, utility charges, and all other charges and expenses of every kind and nature relating to the Premises; and accordingly, all provisions of this Lease are to be interpreted so as to give full force and effect to such intent.

28. Waiver. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord’s right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

29. Recording Memorandum of Lease. The parties agree that this Lease shall not be recorded, but a Short Form Lease or Memorandum of Lease, complying in form with applicable state law, shall be executed, setting forth the description of the Premises, the term of this Lease and other pertinent provisions, which Short Form Lease or Memorandum of Lease may be recorded by either party in lieu of recordation of this Lease.

30. Term “Landlord”. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises. If the Premises or underlying lease, if any, be sold or transferred, the seller shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of such conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations contained in this Lease shall be binding upon Landlord, its successors and assigns, only during their respective successive periods of ownership.

31. Time of Essence. It is expressly stipulated that time shall be of the essence of this Lease.

32. Governing Law; Invalidity of Particular Provisions.

(a) This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state in which the Premises are located.

(b) If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

33. Brokerage Commission. Landlord and Tenant represent and warrant each to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord and Tenant each agree to indemnify and hold harmless the other from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph 33 shall survive the termination of this Lease.

34. No Partnership. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed. The provisions of this Lease in regard to the payments by Tenant and the acceptance by Landlord of a percentage of Gross Sales of Tenant is a reservation of rent for the use of the Premises.

35. Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay.

36. Words, Genders and Numbers. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they both shall be construed as though they were used in the form appropriate to the context and the circumstances.

37. Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease or constitute any part of this Lease and are not to be considered in the construction of this Lease.

38. Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant’s right of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

39. Entire Agreement. This Lease contains the entire understanding between the parties and supersedes any prior understandings or agreements between them respecting the subject matter. No representations, arrangements, or understandings, except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

IN WITNESS WHEREOF, each of the parties has caused this Lease to be executed on the day and year first above written.

Signed and Acknowledged	LANDLORD:

in the Presence of:	TCP CAMPUS DRIVE, LLC

	By:	/s/ Ellis Yan

	Its:	President

TENANT:

TECHNICAL CONSUMER PRODUCTS, INC.

	By:	/s/ Ellis Yan

	Its:	President

STATE OF OHIO             )

                                            ) SS:

COUNTY OF Portage      )

BE IT REMEMBERED, that on this 16 day of June, 2006, before me, the subscriber, a Notary Public, personally appeared the above-named TCP CAMPUS DRIVE, LLC, an Ohio limited liability company organized under the laws of the State of Ohio, by Ellis Yan, its President, known to me and known to me to be the person who signed the foregoing instrument as such officer, who acknowledged to me that he/she signed said instrument as such officer, duly authorized by the company so to do, and that the signing of the same was his/her free act and deed, as such officer, for and on behalf of said company, for the uses and purposes therein set forth.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Aurora, Ohio, on the day and year last above written.

/s/ Susan a Nuccio
Notary Public

SUSAN A NUCCIO NOTARY PUBLIC, STATE OF OHIO COMMISSION EXPIRES 1/16/07 RECORDED IN PORTAGE COUNTY

STATE OF OHIO             )

                                            ) SS:

COUNTY OF Portage      )

BE IT REMEMBERED, that on this 16 day of June, 2006, before me, the subscriber, a Notary Public in and for said County and State, personally appeared the above-named Technical Consumer Products, Inc., incorporated under the laws of the State of Delaware by Ellis Yan, its President, known to me and known to me to be the person who signed the foregoing instrument as such officer, who acknowledged to me that he/she signed said instrument as such officer, duly authorized by the Board of Directors of said corporation so to do, and that the signing of the same was his/her free act and deed, as such officer, for and on behalf of said corporation, for the uses and purposes therein set forth.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Aurora, Ohio, on the day and year last above written.

/s/ Susan a Nuccio
Notary Public

SUSAN A NUCCIO NOTARY PUBLIC, STATE OF OHIO COMMISSION EXPIRES 1/16/07 RECORDED IN PORTAGE COUNTY

EXHIBIT A

Legal Description

Situated in the City of Aurora, County of Portage and State of Ohio and known as being Sublot No. 2A, in the plat of survey for Aurora Industrial Park II, Phase I Amended of part of Original Aurora Township Lot No. 28, as shown by the recorded plat in Plat 2006-10 of Portage County Records.

A-1

FIRST AMENDMENT TO NET LEASE

THIS FIRST AMENDEMENT TO NET LEASE (“Amendment”), is made at 300 Lena Drive, Aurora, Ohio, effective as of April 12, 2007, between TCP CAMPUS DRIVE, LLC, an Ohio limited liability company (“Landlord”) and TECHNICAL CONSUMER PRODUCTS, INC, an Ohio corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Net Lease dated as of June 16, 2006 (the “Lease”), with respect to the leasing of certain premises located at 325 Campus Drive, Aurora, Ohio 44202 (the “Premises”), as more particularly described in the Lease.

B. Paragraph 1(b) of the Lease provides that the Commencement Date is the date on which the term of the Lease shall commence and “the date that construction of the Building and improvements to be located on the Premises has been substantially completed and the Premises is delivered to Tenant for Tenant’s use and occupancy.”

C. Paragraph 2(a) of the Lease provides that:

“Not later than the Commencement Date, Landlord shall provide Tenant with a breakdown of the costs and expenses (including both “hard” costs and “soft” costs) associated with the land acquisition, construction, completion and financing/carry costs of the Premises. Such breakdown shall contain such detail and shall be supported by such data including invoices, bills, receipts, copies of contracts, etc. reasonably required by Tenant to verify such costs and expenses. The Base Rent to be paid by Tenant to Landlord hereunder shall be calculated and determined in accordance with the foregoing so that all costs and expenses referred to above shall be annualized and incurred and paid for by Tenant in monthly installments. The Basic Rent shall, from time to time, be adjusted to reflect any differences resulting from or with respect to the financing of the Premises by Landlord.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1. The Commencement Date is June 15, 2007.

2. The Base Rent shall be Eight Hundred Forty-Five Thousand Five Hundred Fifty-Four Dollars ($845,554.00), per lease year payable in monthly installments of Seventy Thousand Four Hundred Sixty-Two Dollars and Eighty-Three Cents ($70,462.83) each.

3. Paragraph 10 of the Lease is hereby completed such that Tenant shall procure and continue in force insurance, in accordance with the requirements stated in the Lease and in accordance with the minimum requirements stated on Exhibit “A” attached hereto and incorporated herein, provided however, if there is any inconsistency between the Lease and Exhibit “A”, Exhibit “A” shall control.

4. Landlord shall have the right at anytime and from time to time upon notice to Tenant first given to remove from the land portion of the Premises that area described on Exhibit “B” attached hereto and incorporated herein (the “Expansion Parcel”); provided that removal of the Expansion Parcel from the Lease does not materially and adversely affect Tenant’s use and occupancy of the remainder of the Premises. Upon the removal of the Expansion Parcel, the Premises remaining thereafter would be comprised only of that area described on Exhibit “C” attached hereto and incorporated herein. Further, Landlord shall have the right at any time and from time to time upon notice to Tenant first given to (a) obtain a loan from an institutional lender and construct on the Expansion Parcel additional improvements to be secured by a second mortgage upon the Premises and/or (b) enter into a ground lease with respect to the Expansion Parcel including a leasehold mortgage encumbering the Premises (including the Expansion Parcel) to secure the cost of the improvements constructed within the Expansion Parcel. If

2

Landlord elects to exercise such rights, the Base Rent and all other obligations (except any obligations with respect to the Expansion Parcel) of Tenant under the Lease as amended by this Amendment shall remain the same.

5. At any time and from time to time the parties shall execute and deliver such further instruments and take such further action as may reasonably be requested by the other party in order to carry out the terms and conditions set forth in the Lease and this Amendment.

6. All capitalized terms used herein and not specifically defined herein shall have the meaning ascribed to those terms in the Lease.

7. Except as modified by this Amendment, the Lease remains unmodified and unamended, and the Lease, as amended hereby, is hereby ratified and confirmed.

The parties hereto have set their hands as of the day and year first above written.

LANDLORD: TCP CAMPUS DRIVE, LLC

By:	/s/ Ellis Yan
Ellis Yan
Its:	President

TENANT: TECHNICAL CONSUMER PRODUCTS, INC.

By:	/s/ Ellis Yan
Ellis Yan
Its:	President

3

STATE OF OHIO	)
)
COUNTY OF Portage	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named TCP CAMPUS DRIVE, LLC, by Ellis Yan, its President, who acknowledged that he/she had authority to act on behalf of and to bind TCP CAMPUS DRIVE, LLC, that the same is his/her free act and deed individually and as such President and the free act and deed of TCP CAMPUS DRIVE, LLC.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 11th day of April, 2007.

Rachel E. Cohen
Notary Public
My Commission expires:
Rachel E. Cohen Notary Public State of Ohio My Commission Has No Expiration

STATE OF OHIO	)
)
COUNTY OF Portage	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named TECHNICAL CONSUMER PRODUCTS, INC., by Ellis Yan, its President, who acknowledged that he/she had authority to act on behalf of and to bind TECHNICAL CONSUMER PRODUCTS, INC., that the same is his/her free act and deed individually and as such President and the free act and deed of TECHNICAL CONSUMER PRODUCTS, INC.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 11th day of April, 2007.

Rachel E. Cohen
Notary Public
My Commission expires:
Rachel E. Cohen Notary Public State of Ohio My Commission Has No Expiration

This Instrument Prepared by:

Rachel E. Cohen, Esq.

Benesch Friedlander Coplan & Aronoff LLP

2300 BP Tower, 200 Public Square

Cleveland, Ohio 44114-2378

Telephone Number: 216-363-4500

4

Exhibit “A”

NATIONWIDE PROPERTY INSURANCE REQUIREMENTS

Required Coverage. The Borrower shall be required to maintain the following insurance coverage with respect to the Mortgaged Property at all times during the term of the Mortgage Loan:

Liability – Comprehensive commercial general liability coverage in the following minimum amounts: (1) Office/Apartments without elevators; $2,000,000 each occurrence / $4,000,000 aggregate (2) Buildings with elevators; $3,000,000 each occurrence / $6,000,000 aggregate (3) Retail properties; $3,000,000 each occurrence / $5,000,000 aggregate (4) Hospitality Properties with swimming pools or Health Club Facility or any buildings containing six or more stories; $10,000,000 per occurrence / $12,000,000 aggregate. Additional coverage such as auto liability, liquor liability, etc. may be required depending upon the type of and use of the property. Proof of Coverage must be submitted on an Acord 25 form.

Hazard – A “Special Form” fire and hazard insurance policy in an amount equal to 100% of replacement cost. Co-insurance is not permissible. The deductible shall not exceed $10,000. The Security Property must be properly identified. Proof of coverage must be submitted on an Acord 27 form.

Law and Ordinance Endorsement – If the rebuildability of the property is restricted (as to its original use, configuration and/or size) for any reason, a law and ordinance endorsement to the insurance policy is required. The hazard insurance policy must be in the amount of the full replacement cost of the Security Property, without deduction for depreciation. A law and ordinance endorsement may be required as to demolition and removal costs of the undamaged parts of the building or as to any increased cost of the repairs or reconstruction due to the enforcement of building, zoning or land use law in amounts acceptable to Nationwide.

Boiler and Machinery – If steam boilers, pipes, turbines, engines or other pressure vessels are in operation on the Mortgaged Property, coverage is required in an amount at least equal to 100% of the replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

Rent Loss – The greater of the amount that is equal to one year’s debt service plus operating expenses, or the amount that is equal to twelve (12) months of actual rent, eighteen (18) months if the loan is securitized.

Flood – If the Security Property lies within a Special Flood Hazard Area or flood risk zone, Regional Counsel shall notify Nationwide Life Insurance Company (“Nationwide”) in order for Nationwide to determine if flood insurance will be required, and if so, the amount of such insurance. If the Security Property lies in a flood risk zone and flood insurance is not obtained, Regional Counsel shall provide to Nationwide additional information to evidence that no part of the improvements lie in the flood risk area or that any risk of damage to the Security Property has been appropriately mitigated.

5

Earthquake – For all Mortgage Loans secured by properties in California or in Seismic Zones 3 or 4, the Originator must obtain a seismic study setting forth the Probable Maximum Loss (“PML”) for the Improvements and if the PML is above acceptable limits, earthquake insurance is required in the amount of the full replacement cost. However, any property located in California that has a principal balance of fifteen million dollars ($15,000,000.00) or more requires earthquake insurance be provided regardless of the PML.

Terrorism – Coverage is required on all property types. Insurance certificates must state “Terrorism included - no exclusions”, on both the property and liability certificates.

Other – Such other coverage as Nationwide may determine to be required on a case-by-case basis based on the particular characteristics of the Mortgaged Property.

Required Policy Terms. All policies must have a standard clause requiring that the insurer notify Lender or its assigns at least thirty (30) days in advance for any policy reduction, modification or cancellation. Nationwide Life Insurance Company, its successors and/or assigns must be named as mortgagee, loss payee and additional insured in the event of loss under a standard mortgagee clause. Policy terms shall be not less than one year, and the expiration date of the policy is at least two (2) months beyond the loan closing date.

Blanket Polices. Blanket policies are acceptable if the policy or a certificate issued by the insurer specifically identifies the Mortgaged Property and assigns a coverage amount at least equal to the amounts required above. If the blanket amount is the only limit of coverage, the language “per any one occurrence” needs to be included on the certificate. Nationwide Life Insurance Company, its successors and/or assigns must be named as mortgagee and loss payee under a standard mortgagee clause for property and rent loss coverage and additional insured for liability coverage.

Insurers. All policies shall be issued by an insurer licensed to do business in the jurisdiction in which the Mortgaged Property is located and whose claims-paying ability is rated at least A:X for loans less than $15,000,000 and A+:X for loans $15,000,000 or greater by A.M. Best as published in Best’s Key Rating Guide. Cut-through endorsements are not acceptable.

6

Exhibit “B”

EXPANSION PARCEL

Survey Description

Of

Sublot 2A-2

12.8326 Acres

December 5, 2006

Situated in the City of Aurora, County of Portage, and State of Ohio and known as being a part of Original Aurora Township Lot No. 28 and being further bounded and described as follows:

Beginning at a 5/8 inch rebar found, capped “Gerson.,” at a northeasterly corner of a parcel owned by Jade Aurora, Ltd. by Document number 200240626 of the Portage County Records;

Course I.	Thence North 00°11’07” West along an easterly line of sublot I of Aurora Industrial Part II, Phase I, as shown on plat recorded in Plat 2005-99 or the Portage County Records of Plats, a distance of 227.90 feet to a 5/8 inch rebar found, capped “Foresight Eng.,” at a northeasterly corner of said sublot I;

Course II.	Thence North 89°48’53” East along a southerly line of a parcel owned by Tech Consumer Products, Inc. by deed recorded in volume 508, page 30 of the Portage County records of deeds and the southerly line of a parcel owned by Auburn Land Co.; Ltd. by deed recorded in volume 36, page 282 of the Portage County Records of Deeds, a distance of 1308.15 feet to a 5/8 inch rebar found at a southwesterly corner of a parcel owned by MBO, Ltd. by deed recorded in volume 252, page 668 of the Portage County Records of Deeds, said corner also being a northwesterly corner of a parcel owned by N. L. Ventures V. Danner, L.P. as recorded by document number 200507954 of the Portage County Records of Deeds;

Course III.	Thence South 01°09’46” West along a westerly line of said N.L. Ventures V. Danner, L.P. a distance of 275.46 feet to a 5/8 inch rebar found, capped “Foresight Eng.,” at a northwesterly corner of sublot 2B of Aurora Industrial Park II, Phase I as shown on plat recorded in Plat 2005-99 of the Portage County Records of Plats;

Course IV.	Thence South 89°48’53” West along a northerly tine of said sublot 2B a distance of 643.47 feet to a 5/8 rebar found, capped “Foresight Eng.,” at a northwesterly corner of said sublot 2B;

Course V.	Thence South 00°09’22” East along a westerly line of said sublot 2B a distance of 621.76 feet;

Course VI.	Thence South 89°50’38” West a distance of 54.51 feet;

Course VII.	Thence North 00°09’22” West a distance of 59.99 feet;

Course VIII.	Thence North 00°08’41” West a distance of 400.00 feet;

Course IX.	Thence South 89°51’19” West a distance of 77.50 feet;

Course X.	Thence South 00°08’41” East a distance of 141.83 feet;

Course XI.	Thence South 89°51’19” West a distance of 386.00 feet;

Course XII.	Thence North 00°08’41” West a distance of 45.48 feet;

Course XIII.	Thence South 89°48’53” West a distance of 140.12 feet to an easterly line of said Jade Aurora, Ltd

Course XIV.	Thence North 00°11’07” West along an easterly line of said Jade Aurora, Ltd, a distance of 305.25 feet to the place of beginning and containing 12.8326 acres of land.

7

Exhibit “C”

REMAINDER

Survey Description

Of

Sublot 2A-1

6.7539 Acres

December 5, 2006

Situated in the City of Aurora, County of Portage, and State of Ohio and known as being a part of Original Aurora Township Lot No. 28 and being further bounded and described as follows:

Beginning at a 5/8 inch rebar found, capped “Gerson.,” at a southeasterly corner of a parcel owned by Jade Aurora, Ltd. by Document number 200240626 of the Portage County Records;

Course I.	Thence North 00°11’07” West along an easterly line of said Jade Aurora, Ltd. a distance of 501.04 feet;

Course II.	Thence North 89°48’53” East a distance of 140.12 feet;

Course III.	Thence South 00°08’41” East a distance of 45.48 feet;

Course IV.	Thence North 89°51’19” East a distance of 386.00 feet;

Course V.	Thence North 00°08’41” West a distance of 141.83 feet;

Course VI.	Thence North 89°51’19” East a distance of 77.50 feet;

Course VII.	Thence South 00°08’41” East a distance of 400.00 feet;

Course VIII.	Thence South 00°09’22” East a distance of 59.99 feet;

Course IX.	Thence North 89°50’38” East a distance of 54.51 feet;

Course X.	Thence South 00°09’22” East along a westerly line of sublot 2B or Aurora Industrial Park II—Phase I as shown by Plat recorded in Plat 2005-99 of the Portage County Records of Plats, a distance of 50.02 feet to 5/8 inch rebar found, capped “Foresight Eng.,” on a northerly right of way of Campus Drive, 60’ wide, as shown on plat recorded in Plat 2005-59 of the Portage County Records, of Plats;

Course XI.	Thence along the are of a curve deflecting to the let, along a northerly right of way of said Campus Drive, having a delta of 76°16’04”, a length of 99.83 feet, a radius of 75.00 feet, a tangent of 58.88 feet, and a chord which bears South 51°49’28” West a distance of 92.63 feet to a 5/8 inch rebar found, capped “Foresight Eng.;”

Course XII.	Thence along the are of a curve deflecting to the right, along a northerly right of way of said Campus Drive, having a delta of 76°09’53”, a length of 53.17 feet, a radius of 40.00 feet, a tangent of 31.34 feet, and a chord which bears South 51°46’22” West a distance of 49.34 feet to a 5/8 inch rebar found, capped “Foresight Eng.;”

Course XIII.	Thence South 89°51’19” West along a northerly right of way of said Campus Drive, a distance of 546.01 feet to the place of beginning and containing 6.7539 acres of land.

8